UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Blvd., Suite 100 The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 17, 2017, Newpark Resources, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, as borrowers, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, JPMorgan Chase Bank, N.A., as documentation agent, and a group of lenders, including Bank of America, N.A. and JPMorgan Chase Bank, N.A. The information set forth below with respect to the Credit Agreement and the credit facility evidenced thereby under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference. Certain of the lenders under the Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Company.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 17, 2017, the Company, and certain of its subsidiaries, as borrowers, entered into the Credit Agreement. The Credit Agreement amends and restates the prior credit agreement dated as of May 12, 2016, as amended, and provides for a senior secured revolving credit facility of up to $150 million (the “A&R ABL Facility”), subject to a borrowing base, and contains within the facility, a letter of credit sublimit of $65 million and a swing line sublimit of the lesser of (a) $10 million and (b) the amount of the aggregate commitments. Proceeds of loans under the A&R ABL Facility may be used for working capital and other general corporate purposes and the refinancing of existing indebtedness. Subject to customary conditions, the Company may request that the lenders’ aggregate commitments under the A&R ABL Facility be increased by up to $75 million (but the lenders are not required to agree to increase their respective commitments). The A&R ABL Facility is to be secured by a first priority lien on substantially all of the personal property and certain real property of the borrowers, the equity interests in certain of its domestic subsidiaries and a maximum of 66% of the equity interests issued by certain of its foreign subsidiaries.
The A&R ABL Facility will mature on the earlier of (a) October 17, 2022 and (b) September 1, 2021 if by such date, the Company’s 4% convertible senior unsecured notes due 2021 (the “2021 Convertible Notes”) have not been repurchased, redeemed or refinanced in full or the Company has not escrowed an amount of funds, which together with the amount that the Company has established as a reserve against its borrowing capacity, is sufficient for the future settlement of the 2021 Convertible Notes at their maturity.
Amounts borrowed under the A&R ABL Facility bear interest, at the Company’s option, at either (i) the Eurodollar Rate, which is equal to LIBOR plus an applicable margin per annum, or (ii) the Base Rate, which is equal to the highest of (x) the federal funds rate plus 1/2 of 1.00%, (y) the prime rate, and (z) LIBOR plus 1.00%, plus, in each case, an applicable margin per annum. Until the compliance certificate for the quarter ending September 30, 2017 is received by the administrative agent, the applicable margin for the Eurodollar Rate loans will initially be 2.50% per annum. Thereafter, it is adjusted on a sliding scale from 1.75% to 2.75% based on the Company’s consolidated leverage ratio. Until the compliance certificate for the quarter ending September 30, 2017 is received by the administrative agent, the applicable margin for a Base Rate loan will initially be 1.50% per annum. Thereafter, it is adjustable on a sliding scale from 0.75% to 1.75% based on the Company’s consolidated leverage ratio.
The Company is also required to pay a commitment fee equal to (i) 0.375% per annum at any time the consolidated leverage ratio is greater than or equal to 2.0 to 1.0; and (ii) 0.250% per annum at any time the consolidated leverage ratio is less than 2.0 to 1.0.
For each letter of credit issued under the A&R ABL Facility, the borrowers are required to pay a fee in an amount equal to the applicable rate for Eurodollar Rate loans as then in effect times the average daily amount available to be drawn under each such letter of credit plus a “fronting” fee to the letter of credit issuing bank.
The Credit Agreement contains various representations, warranties and restrictive covenants that, among other things and subject to certain specified circumstances and exceptions, restrict or limit the ability of the borrowers and their subsidiaries to incur indebtedness (including guarantees), grant liens, make investments, pay dividends or distributions with respect to capital stock and make other restricted payments, make prepayments on other indebtedness, repurchase, redeem or modify the terms of the 2021 Convertible Notes, engage in mergers or other fundamental changes, dispose of property, or change the nature of their business.
The Credit Agreement requires compliance with a fixed charge coverage ratio financial covenant if availability under the Credit Agreement is less than the greater of $22.5 million or 15% of the aggregate commitments. If this minimum availability threshold is triggered, the Company must not permit its fixed charge coverage ratio to be less than 1.0 to 1.0 for a specified period of time ending after such minimum availability level has been exceeded. The Credit Agreement generally defines the fixed charge coverage ratio as the ratio of the Company’s and its subsidiaries’ (a) adjusted EBITDA less adjusted capital expenditures and cash taxes paid plus cash tax refunds if not used to redeem or repurchase the 2021 Convertible Notes and (b) the sum of fixed charges, in each case, determined as of the most recently ended twelve calendar month period or if the minimum availability threshold has been triggered, the most recently ended four-fiscal quarters period.
The Credit Agreement contains certain affirmative covenants, including reporting requirements such as delivery of financial statements, borrowing base compliance and other certificates and notices of certain events, maintaining insurance, and providing additional guarantees and collateral in certain circumstances.
The Credit Agreement includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross-default to other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of security interests or invalidity of loan documents, certain ERISA events, unsatisfied or unstayed judgments and change of control.
The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
The disclosure under Item 2.03 of this Current Report on Form 8-K relating to the restriction on dividends on the Company’s common stock contained in the Credit Agreement is also responsive to this Item 3.03 and is incorporated by reference.
Item 7.01 Regulation FD Disclosure.
On October 18, 2017, the Company issued a press release announcing that it has entered into the Credit Agreement. A copy of the press release is being furnished and is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto and is incorporated herein by reference.
The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement dated October 17, 2017 by and among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Mats & Integrated Services LLC, Excalibar Minerals LLC and Dura-Base Nevada, Inc., as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other Lenders party hereto.

99.1	Press release dated October 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated:	October 18, 2017	By:	/s/ Gregg S. Piontek
Gregg S. Piontek, Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement dated October 17, 2017 by and among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Mats & Integrated Services LLC, Excalibar Minerals LLC and Dura-Base Nevada, Inc., as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other Lenders party hereto.

99.1	Press release dated October 18, 2017.